Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (file nos. 333-132331;333-141173;333-159200 and 333-182754) relating to the consolidated financial statements of Yosen Group, Inc., formerly known as China 3C Group (the "Company") of our report for the year ended December 31, 2016 dated March 30, 2017, which appear in the Company's Annual Report on Form 10-K for the year ended December 31, 2016.

MJF & Associates, APC
Los Angeles, California
March 31, 2017